                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)
                                       OF
                                   CALMAT CO.
                                       TO
                          ALB ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                            VULCAN MATERIALS COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $1 per share (the "Shares"), of CalMat Co., a
 Delaware corporation (the "Company"), and the associated Rights (as defined in the Offer to Purchase), are not immediately available or time will not permit all required documents to reach First Chicago Trust Company of New York (the
  "Depositary") on or prior to the Expiration Date (as defined in the Offer to
   Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by mail to the Depositary. See Section 3 of the Offer to
                                   Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
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
                BY MAIL:                                 BY OVERNIGHT DELIVERY:
 First Chicago Trust Company of New York        First Chicago Trust Company of New York
           Tenders & Exchanges                            Tenders & Exchanges
               Suite 4660                    c/o Securities Transfer and Reporting Services
              P.O. Box 2569                                       Inc.
       Jersey City, NJ 07303-2569                   One Exchange Plaza--Third Floor
                                                           New York, NY 10006

                BY MAIL:                                   BY HAND:
 First Chicago Trust Company of New York    First Chicago Trust Company of New York
           Tenders & Exchanges                        Tenders & Exchanges
               Suite 4660                                 Suite 4680
              P.O. Box 2569                        14 Wall Street, 8th Floor
       Jersey City, NJ 07303-2569                     New York, NY 10005

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to ALB Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Vulcan Materials
Company, a New Jersey corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 20, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated common share purchase rights) indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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

Number of Shares (specify number of each       Name(s) of Record Holder(s):
type):
                                               Please Print
Certificate Nos. (if available)                Address(es):
Include account number if Shares will be       Zip Code
tendered by book-entry transfer (including     Area Code and Tel. No.:
through DTC's ATOP):                           Signature(s):
Account Number:
                                               Dated: , 1998
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
                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry
Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock
Exchange trading days after the date of execution of this Notice of Guaranteed
Delivery. A "New York Stock Exchange trading day" is any day on which The New
York Stock Exchange is open for business.

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

                Name of Firm                   Authorized Signature
                   Address                     Title
                                               Name:
                                    Zip Code   Please Print
  Area Code and Tel. No.:                      Date: , 1998

    NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
          DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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